IDS LIFE ACCOUNT SBS
Registration No. 33-40779/811-06315

EXHIBIT INDEX

Exhibit 9:       Opinion of Counsel.

Exhibit 10:      Consent of Independent Auditors.

Exhibit 14(a):   Power of Attorney.